Exhibit 32.2

SARBANES-OXLEY ACT SECTION 906 CERTIFICATION  CHIEF FINANCIAL OFFICER

In connection with this quarterly report on Form 10-Q of Mission Community Bancorp (“the Company”) for the period ended March 31, 2010, I, Ronald B. Pigeon, Executive Vice President and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Form 10-Q for the period ended March 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Form 10-Q for the period ended March 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 24, 2010

By:         /s/ Ronald B. Pigeon
Ronald B. Pigeon
Executive Vice President
and Chief Financial Officer